UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2022, Agora Digital Holdings, Inc., a majority-owned subsidiary of Ecoark Holdings, Inc. (the “Company”), entered into that certain Master Services Agreement (the “Agreement”) dated December 7, 2022, with BitNile Inc., a Nevada corporation (the “Customer”), governing the relationship between the parties and the services provided by the Company to the Customer, which include, providing the Customer with digital assert mining hosting services in exchange for a monthly fee to be set out in applicable service orders.

The Agreement will be in effect for a term of 12 months, which, unless it is terminated by the Company or the Customer, will continue for successive one-year periods thereafter. Both the Company and the Customer have the right to terminate the Agreement with written notice to the other party upon the occurrence of certain triggering events.

In addition, the Agreement includes certain provisions, including, (i) indemnification provisions for both the Company and the Customer; (ii) limitations on liability; (ii) restrictions on assignment; (iii) change of control restrictions; and (iv) non-circumvention and non-solicit by the Customer.

Executed concurrently with the Agreement, the parties executed the first Service Order, which included the following terms: (i) the Company will provide up to 12 Megawatts of electricity at its digital asset mining hosting facility located in Texas for the Customer’s use; however, at the Customer’s discretion and the Company’s expense, an additional 66 Megawatts of power can be made available to the Customer; and (ii) the Company is required to raise at least $5 million to fulfill obligations under the Agreement to enable the build-out of the hosting facility including the initial 12 Megawatts of power.

The foregoing description of the terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement, which will be filed with the Company’s next Quarterly Report of Form 10-Q.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

December 13, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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